Exhibit 21.1
Subsidiaries of Taylor Morrison Home Corporation

Legal Entity	Jurisdiction of Organization
Avatar Homes of Arizona, Inc.	Arizona
AVH Carolinas, LLC	Arizona
AVH DFW, LLC	Arizona
AVH EM, LLC	Arizona
AVH Mortgage, LLC	Arizona
AV Homes of Arizona, LLC	Arizona
AV Homes of Raleigh, LLC	Arizona
ATPD, LLC	Arizona
EM 646, LLC	Arizona
JCH Construction, LLC	Arizona
Rio Rico Properties Inc.	Arizona
Taylor Morrison Holdings of Arizona, Inc.	Arizona
Taylor Morrison/Arizona, Inc.	Arizona
TM Homes of Arizona, Inc.	Arizona
TM BTR of Phoenix, LLC	Arizona
Taylor Morrison Holdings ULC	British Columbia
TMM Holdings (G.P.) ULC	British Columbia
TMM Holdings Limited Partnership	British Columbia
Taylor Morrison of California, LLC	California
TMM Debt Holdings, Ltd.	Cayman Islands
Taylor Morrison of Colorado, Inc.	Colorado
Avatar Retirement Communities, Inc.	Delaware
AV Homes, Inc	Delaware
Aylesbury (USA), LLC	Delaware
Cave Butte Development Partners, LLC	Delaware
JCH Group, LLC	Delaware
Mattamy Home Funding, LLC	Delaware
Marblehead Development Partners LLC	Delaware
Pacific Point Development Partners, LLC	Delaware
Santaluz, LLC	Delaware
Taylor Morrison Communities, Inc.	Delaware
Taylor Morrison Finance, Inc.	Delaware
Taylor Morrison Holdings, Inc.	Delaware
Taylor Morrison Pacific Point Holdings, LLC	Delaware
Taylor Morrison Services Inc.	Delaware
Taylor Morrison, Inc.	Delaware
Taylor Morrison Marblehead Holdings, LLC	Delaware
Taylor Morrison Tramonto Holdings, LLC	Delaware
Taylor Morrison Insurance Services, Inc.	Delaware
TM California Services, Inc.	Delaware
Tramonto Development Partners, LLC	Delaware
Tramonto Land Holdings, LLC	Delaware
Taylor Morrison BTR, Inc.	Delaware
Avatar Properties Inc.	Florida
AV Homes Legacy Developers, Inc.	Florida
AVH North Florida, LLC	Florida

AVH Realty, LLC	Florida
Inspired Title Services, LLC	Florida
Mortgage Funding Direct Ventures, LLC	Florida
Neal Communities Funding, LLC	Florida
Royal Oak Homes, LLC	Florida
Solivita at Poinciana Golf Club, Inc.	Florida
Solivita at Poinciana, Inc.	Florida
Solivita at Poinciana Recreation, Inc.	Florida
Taylor Morrison Esplanade Naples, LLC	Florida
Taylor Morrison Home Funding, LLC	Florida
Taylor Morrison of Florida, Inc.	Florida
Taylor Morrison Realty of Florida, Inc.	Florida
Taylor Woodrow Communities at Artisan Lakes, L.L.C.	Florida
Taylor Woodrow Communities at Herons Glen, L.L.C.	Florida
Taylor Woodrow Communities at Mirasol, Ltd.	Florida
Taylor Woodrow Communities at Portico, L.L.C.	Florida
Taylor Woodrow Communities at St. Johns Forest, L.L.C.	Florida
Taylor Woodrow Communities at Vasari, L.L.C.	Florida
Taylor Woodrow Homes - Central Florida Division, L.L.C.	Florida
Taylor Woodrow Homes - Southwest Florida Division Inc.	Florida
TM Oyster Harbor, LLC	Florida
TW Acquisitions, Inc.	Florida
Vitalia at Tradition, LLC	Florida
Bonterra Builders, LLC	North Carolina
TWC/Mirasol, Inc.	Florida
Taylor Morrison of Georgia, LLC	Georgia
Taylor Morrison Realty of Georgia, Inc.	Georgia
Taylor Morrison of Illinois, Inc.	Illinois
Taylor Morrison of Nevada, LLC	Nevada
Taylor Morrison of Carolinas, Inc.	North Carolina
TM BTR of Carolinas	North Carolina
Darling Frisco Partners, Ltd.	Texas
Darling Homes of Texas, LLC	Texas
DFP Texas (GP), LLC	Texas
Falconhead West, L.P.	Texas
Taylor Morrison at Crystal Falls, LLC	Texas
Taylor Morrison of Texas, Inc.	Texas
Taylor Woodrow Communities at Seven Meadows, Ltd.	Texas
Taylor Woodrow Communities — League City, Ltd.	Texas
Taylor Woodrow Homes Houston (GP), L.L.C.	Texas
TMC Travisso GP, LLC	Texas
TMC Travisso LP, LLC	Texas
Travisso, Ltd.	Texas
TWC/Falconhead West, L.L.C.	Texas
TWC/Seven Meadows, L.L.C.	Texas
TWC/Steiner Ranch, L.L.C.	Texas
TM BTR of Texas, LLC	Texas
Beneva Indemnity Company	Vermont